090103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160486932-01
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 11/04/2016 10:15 AM
	Entity Number C29779-1998

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Continental Rail Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

RESOLVED that the name of the company be changed from Continental Rail Corp. to MediXall Group, Inc.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: 11/22/2016 Time: 12:00PM EDT

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ____________________
Authorized Signature

X ____________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.